UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2010

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer Identification
File Number	and principal office address and telephone number	Incorporation	No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On April 21, 2010, WGL Holdings, Inc. and its public utility subsidiary, Washington Gas Light Company (“Washington Gas”), (together, the “Companies”), announced that the Human Resources Committees of the Boards of Directors of the Companies approved a succession planning recommendation under which Mr. William R. Ford will become Controller of the Companies effective on October 1, 2010. Mr. Mark P. O’Flynn, the current Controller of the Companies, will become Vice President-Finance of the Companies and will continue to report to Mr. Vincent L. Ammann, Jr., Vice President and Chief Financial Officer of the Companies.
Mr. Ford, age 54, has been with Washington Gas since June 2005 and has served as Assistant Controller of the Companies since March 2009. Prior to joining Washington Gas, Mr. Ford was Controller and Chief Accounting Officer with National Energy and Gas Transmission, Inc., a former subsidiary of PG&E Corporation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: April 21, 2010	/s/ Mark P. O’Flynn Mark P. O’Flynn
Controller